UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 8, 2014

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2014 BioCorRx Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with EROI, LLC (the “Consultant”) with an effective date of December 3, 2014.

The Consultant has been providing services to the Company relating to locating and acquiring a medical management company.  The purpose of the Agreement is to acknowledge the Consultant’s services and to formalize the Consultant’s duties and compensation going forward.

The Consultant will assist the Company in presentations and promotional opportunities and in managing the operations of the medical management company, once acquired.

As compensation for the services, the Company has agreed to issue to the Consultant a total of 9,000,000 shares of the Company’s common stock.  The shares will be issued to the Consultant in tranches, as the milestones designated in the Agreement are met.  As certain milestones are met, the Consultant will also receive an ownership interest, not to exceed 15%, in the medical management company.  For services provided in managing the operations of the medical management company, the medical management company will pay the Consultant $30,000 per month.

The above is a brief description of the Consulting Agreement and is qualified in its entirety by the full text of the Consulting Agreement, which is attached as an exhibit to this Current Report.

Item 8.01 Other Events

The following is a description of the Company’s securities:

Description of Preferred Stock

The Company’s Articles of Incorporation allow the Company to issue 80,000 shares of preferred stock, no par value.  Each share of preferred stock is entitled to 100 votes.  Each share of preferred stock has the same rights and privileges, and ranks equally and shares ratably, with shares of the Company’s common stock.  Each share of preferred stock may, at the option of the holder, be converted into one share of the Company’s common stock.

Description of Common Stock

The Company’s Articles of Incorporation allow the Company to issue 200,000,000 shares of common stock, par value $0.001 per share.

Holders of shares of the Company’s common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders.  The holders of the Company’s common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.  In the event of the Company’s liquidation, dissolution or winding up, the holders of the Company’s common stock are entitled to receive pro rata the Company’s assets, which are legally available for distribution, after payments of all liabilities and obligations.  All of the outstanding shares of our common stock are fully paid and non-assessable.  Holders of the Company’s common stock have no cumulative voting rights.  Holders of the Company’s common stock have no preemptive rights to purchase the Company’s common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Consulting Agreement entered into on December 8, 2014 between BioCorRx Inc. and EROI, LLC, effective December 3, 2014

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: December 9, 2014	By:	/s/ Lourdes Felix
Lourdes Felix, Chief Financial Officer